UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

Parametric Sound Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13771 Danielson Street, Suite L
Poway, California 92064

(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

____________________

888-477-2150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the xchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 5, 2013, Parametric Sound Corporation, a Nevada corporation (“Parametric”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with VTB Holdings, Inc., a Delaware corporation (“Turtle Beach”), and Paris Acquisition Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parametric (“Merger Sub”). The Merger Agreement has been approved by the Boards of Directors of both Parametric and Turtle Beach, and also by the stockholders of Turtle Beach.

Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Turtle Beach (the “Merger”), and the former Turtle Beach stockholders will be issued shares of Parametric common stock representing approximately 80 percent of the shares of Parametric common stock outstanding after the Merger (on a fully-diluted basis), subject to adjustment as provided in the Merger Agreement. In addition, each outstanding option to purchase Turtle Beach common stock will be converted at the effective time of the Merger into an option to purchase Parametric common stock and will be assumed by Parametric. No fractional shares of Parametric’s common stock will be issued pursuant to the Merger. Certain redeemable, non-convertible preferred stock of Turtle Beach with a stated value of $12,000,000, plus dividends accrued but unpaid thereon, as well as certain phantom stock units of Turtle Beach, will remain outstanding following the Merger and will not be exchanged for Parametric common stock.

Because the transactions contemplated by the Merger Agreement will result in a change of control of Parametric, under NASDAQ rules, the stockholders of Parametric must approve the principal terms of the Merger Agreement and the Merger. Parametric must also submit to NASDAQ an initial listing application to seek continued listing of its shares on the NASDAQ Capital Market.

The consummation of the Merger is subject to a number of conditions, including, but not limited to, (i) adoption and approval of the Merger Agreement and the Merger by Parametric stockholders in accordance with NASDAQ rules, (ii) the approval of the continued listing application by NASDAQ, (iii) the completion of a qualifying capital raising transaction through the incurrence of debt or the issuance of equity by Parametric, with net proceeds to Parametric of at least $5,000,000, (iv) and certain other closing conditions.

The Merger Agreement requires Parametric to cause, as of the effective time of the Merger, the size of the Parametric Board of Directors to consist of a total nine members, initially to be comprised of: (i) five individuals identified by Turtle Beach, one of whom must be Parametric’s chief executive officer post-closing and two of whom must be independent directors under NASDAQ rules and eligible to serve on the audit committee (including one audit committee financial expert), (ii) two individuals identified by Parametric, one of whom must be an independent director under NASDAQ rules and eligible to serve on the audit committee, and (iii) two vacancies.

Each of Parametric and Turtle Beach have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that: (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period, and (iii) Parametric will convene and hold a meeting of its stockholders for the purpose of considering the adoption and approval of the Merger Agreement and the transactions contemplated thereby and the board of directors of Parametric will recommend that its stockholders adopt and approve the Merger Agreement and the Merger, subject to certain exceptions.

Under the Merger Agreement, Parametric is permitted to solicit, receive, evaluate, and enter into negotiations with respect to alternative business combination proposals for a 30-day “go-shop” period beginning on the date of the Merger Agreement.

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The Merger Agreement contains certain termination rights in favor of each of Parametric and Turtle Beach under specified circumstances. Pursuant to the Merger Agreement, upon termination by Turtle Beach or Parametric under specified circumstances (including, but not limited to, in the event that the Board of Directors of Parametric changes its recommendation that its stockholders approve the principal terms of the Merger Agreement and the Merger, or elects to pursue a superior acquisition proposal from a third party), (i) Parametric may be required to pay to Turtle Beach a termination fee of $1,000,000 and/or enter into a license agreement with Turtle Beach with respect to certain Parametric intellectual property for use in console audio products on an exclusive basis and computer audio products on a non-exclusive basis, or (ii) Turtle Beach may be required to pay Parametric a termination fee of $1,000,000. The Merger Agreement may be terminated by either Parametric or Turtle Beach if the Merger has not occurred on or prior to February 28, 2014, provided that a party cannot terminate the Merger Agreement if it has been a principal cause of the failure of the Merger to occur on or before such date.

The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement which is attached to this report as Exhibit 2.1 and incorporated herein by reference.

Stockholder Agreement

Concurrently with the execution of the Merger Agreement, on August 5, 2013, Parametric, Turtle Beach and certain stockholders of Turtle Beach (the “Turtle Beach Stockholders”) entered into a Stockholder Agreement (the “Stockholder Agreement”) pursuant to which the Turtle Beach Stockholders agreed to certain restrictions and other provisions with respect to the Turtle Beach capital stock currently held by them and the shares of Parametric common stock that will be issued to them pursuant to the Merger Agreement (collectively, the “Merger Shares”).

Under the Stockholder Agreement, (i) the Turtle Beach Stockholders have agreed to a lock-up whereby they will not sell or otherwise transfer the Merger Shares for a period of six months following the closing of the Merger, subject to certain exceptions, and (ii) the Turtle Beach Stockholders also agreed to execute a written consent of stockholders in favor of the Merger concurrent with the execution of the Stockholder Agreement.

Pursuant to the Stockholder Agreement, from and after the closing of the Merger, the Turtle Beach Stockholders are entitled to certain registration rights covering the Merger Shares, including customary piggyback registration rights for all Turtle Beach Stockholders and demand registration rights for SG VTB Holdings, LLC (“SG VTB”). The Stockholder Agreement also includes customary indemnification and expense reimbursement obligations in connection with registrations of Merger Shares conducted pursuant to the Stockholder Agreement. Pursuant to the Stockholder Agreement, the Turtle Beach Stockholders have also agreed, effective as of the closing of the Merger, to the formation of a group (the “Stockholder Group”) for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. The Turtle Beach Stockholders provided these block voting covenants to have Parametric qualify as a “controlled company” under NASDAQ rules following the closing of the Merger. Furthermore, the Turtle Beach Stockholders agreed, effective from and after the closing of the Merger, to vote their Merger Shares to ensure that SG VTB has the right to designate seven directors to Parametric’s Board of Directors (including the Chief Executive Officer of Parametric and two independent directors) so long as SG VTB and its affiliates collectively beneficially own at least 10% of the outstanding capital stock of Parametric. The Turtle Beach Stockholders’ obligations with respect to the formation of the Stockholder Group and the voting requirements referred to above with respect to Parametric’s Board of Directors terminate upon the first to occur of (i) the failure of the Stockholder Group to hold shares representing an aggregate of at least 50.1% of the voting power of Parametric and (ii) termination by the mutual agreement of Parametric and the Stockholder Group.

Most of the provisions of the Stockholder Agreement will terminate upon the earlier of (i) the dissolution of Parametric (unless Parametric continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction), (ii) the consummation of a disposition of shares by SG VTB and its affiliates that would have the effect of transferring to a person or group that is not an affiliate of SG VTB or a portfolio company of one or more SG VTB affiliates a number of shares of Parametric common stock such that, following the consummation of such disposition, such person or group possesses the voting power to elect a majority of Parametric’s Board of Directors (whether by merger, consolidation, sale or transfer of common stock or otherwise), or a majority of the board of directors (or similar body) of any successor entity, and (iii) the termination of the Merger Agreement; provided however, that (a) for so long as SG VTB and its affiliates collectively own any Merger Shares, the registration rights set forth in the Stockholder Agreement shall not terminate without the prior written consent of SG VTB unless the Stockholder Agreement is terminated prior to the closing of the Merger, and (b) the indemnification provisions with respect to the registration rights in the Stockholder Agreement survive any termination of the Stockholder Agreement.

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The foregoing summary is qualified in its entirety by reference to the full text of the Stockholder Agreement which is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Voting Agreements

Concurrently with the execution of the Merger Agreement, on August 5, 2013, Parametric and Turtle Beach entered into Shareholder Agreements and Irrevocable Proxies (collectively, the “Voting Agreements”) with Kenneth Potashner, Parametric’s Executive Chairman, James A. Barnes, Parametric’s Chief Financial Officer, Secretary and Treasurer, and Elwood G. Norris, Parametric’s President and Chief Science Officer, as well as certain entities over which they exercise voting and/or investment control (collectively, the “Management Stockholders”).

Under the Voting Agreements, (i) the Management Stockholders are subject to a lock-up restriction whereby they have agreed not to sell or otherwise transfer the shares of Parametric common stock beneficially owned by them for a period of time commencing on the date of the agreement and ending six months following the closing of the Merger, subject to certain exceptions, and (ii) the Management Stockholders have agreed to vote their currently held Parametric shares in favor of the Merger Agreement and the Merger. The shares subject to the Voting Agreements represented approximately 19.4% of the outstanding shares of Parametric common stock as of August 5, 2013.

The foregoing summary is qualified in its entirety by reference to the full text of the form of Voting Agreement which is attached to this report as Exhibit 99.2 and incorporated herein by reference.

For Additional Information:

This material is not a substitute for the proxy statement that Parametric intends to file as soon as reasonably practicable with the SEC with respect to the Merger Agreement and the Merger. Investors and security holders are urged to read the proxy statement (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety when they become available because they will contain important information about Parametric, Turtle Beach and the proposed transactions. The definitive proxy statement will be mailed to the stockholders of Parametric. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other relevant documents filed with the SEC by Parametric at the SEC´s web site at www.sec.gov. Free copies of the proxy statement (when available) and other documents filed with the SEC also can be obtained by directing a request to Parametric, Attention: Investor Relations, telephone: (888) 477-2150. In addition, investors and security holders may access copies of the documents filed with the SEC by Parametric on Parametric’s website at www.parameticsound.com.

Parametric and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release. Information regarding Parametric’s directors and executive officers is available in Parametric’s annual report on Form 10-K for the year ended September 30, 2012, which was filed with the SEC on November 28, 2012 and Parametric’s definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on January 10, 2013. If and to the extent that any of the Parametric participants will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this release, the details of those benefits will be described in the definitive proxy statement relating to the proposed transaction. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Parametric’s directors and executive officers in the proposed transaction by reading the definitive proxy statement when it becomes available.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01. The shares of common stock to be issued pursuant to the Merger Agreement were offered and sold by Parametric without registration under the Securities Act of 1933, as amended, to accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. An appropriate legend will be placed on the shares when issued.

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Item 3.03.

See Item 1.01. Under the Merger Agreement, Parametric’s ability to pay dividends and to make other capital and other expenditures prior to the closing of the Merger is restricted.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2013, Parametric’s Board of Directors amended Parametric’s Bylaws such that the provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive, shall not apply to Parametric or to the acquisition of a controlling interest by existing or future stockholders.

The foregoing summary is qualified in its entirety by reference to the Certificate of Amendment of Bylaws which is attached to this report as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.	Other Information.

On August 5, 2013, Parametric and Turtle Beach issued a press release jointly announcing the Merger Agreement and the Merger. The press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. The press release also announced a joint conference call on August 5, 2013 to discuss the Merger Agreement, the Merger and related matters. A slide presentation to be referenced in the conference call is attached hereto as Exhibit 99.4 and is incorporated herein by reference. A transcript of such conference call will be filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated August 5, 2013, among Parametric, Merger Sub and Turtle Beach. Certain schedules referenced in the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

3.1	Certificate of Amendment of Bylaws dated August 2, 2013.
99.1	Stockholder Agreement dated August 5, 2013 among Parametric and the Turtle Beach Stockholders.
99.2	Form of Voting Agreement between Turtle Beach and the Management Stockholders.
99.3	Press Release dated August 5, 2013.
99.4	Investor Presentation dated August 5, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 5, 2013

Parametric Sound Corporation

By: /s/ James A. Barnes

James A. Barnes

Chief Financial Officer, Treasurer and Secretary

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